Exhibit 10.11
THE HARTFORD 2010 INCENTIVE STOCK PLAN:
ADMINISTRATIVE RULES
ADOPTED BY THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.
RELATING TO AWARDS FOR NON-EMPLOYEE DIRECTORS
Set forth below are the Administrative Rules (“Rules”) which have been adopted by the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of The Hartford Financial Services Group, Inc. (the “Company”) for the administration of awards under The Hartford 2010 Incentive Stock Plan (the “Plan”) for Non-Employee Directors of the Company. All terms and conditions of the Plan (including those relating to any Change of Control of the Company), as it may be amended from time to time, and the rules and interpretations applicable under the Plan, as they may be adopted by the Compensation Committee from time to time, shall apply to all awards granted under the Plan except as otherwise provided pursuant to the Rules set forth herein. Capitalized terms used herein shall have the meanings specified herein or assigned by the Plan.
1.
Annual Non-Employee Director Restricted Stock Awards. An annual award of Restricted Stock automatically shall be made, on such date as may be determined appropriate by the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) from time to time, to each director of the Company who is not an officer of, or otherwise employed by, the Company or any of its subsidiaries or affiliates (“Non-Employee Director”).

2.
Amount of Awards. The amount of each Non-Employee Director’s annual Restricted Stock award shall equal the number of whole shares of Stock (rounded up to the nearest whole share) determined by dividing (a) the dollar amount of the annual award as may be in effect at the time of award as determined by the Nominating Committee, by (b) the Fair Market Value of the Stock on the date of award.

3.
General Rule for Lapse of Restrictions on Restricted Stock. Except as otherwise provided in the Plan, the restrictions on Restricted Stock awarded to Non-Employee Directors under the Plan shall lapse in accordance with the following vesting schedule (or such other vesting schedule as may be determined appropriate by the Nominating Committee from time to time): the restrictions on such Restricted Stock shall lapse on the earlier of (i) the last day of the Board service year (the period between dates of Annual Meetings of Stockholders) during which he or she is elected or (ii) the first anniversary of the award grant date. Notwithstanding the preceding sentence, the restrictions on Restricted Stock awarded to a Non-Employee Director shall lapse automatically upon the occurrence of any of the following events: (a) retirement from service on the Board at age 75, (b) death of the Non-Employee Director, (c) Total Disability of the Non-Employee Director, (d) resignation by the Non-Employee Director under cases of special circumstances where the Committee, in its sole discretion, consents to waive any remaining restriction, or (e) a Change of Control (in the event of a Change of Control as described in Section 9(a)(iii) or Section 9(a)(iv) of the Plan, in the case of a Non-Employee Director whose service on the Board involuntarily terminates on or after the date of the stockholder approval described in either of such Sections but before the date of the consummation described in either of such Sections, the date of termination of such Non-Employee Director’s service shall be deemed for purposes of the Plan to be the day following the date of the applicable consummation). Restricted Stock shall be forfeited only when the Committee, in its sole discretion, so determines.
4.
Registration of Restricted Stock. All shares of restricted stock granted to Non-Employee Directors will be registered in their respective names and held in escrow by the Company until the restrictions on such shares lapse in accordance with the Plan and these Rules. Shares of restricted stock may be evidenced on a book entry or electronic basis or pursuant to other arrangements (including, without limitation, in an omnibus or nominee account administered by a third party), rather than such shares being registered in the respective names of the Non-Employee Directors and held in escrow, so long as the shares of restricted stock to the credit of each Non-Employee Director may be accurately determined.

5.
Dividends and Voting Rights. Pursuant to Section 7(j) of the Plan, Non-Employee Directors shall receive dividends with respect to all Restricted Stock held in escrow on their behalf and shall have the right to vote such Restricted Stock.

6.
Prorated Awards for Non-Employee Directors Elected After Annual Non-Employee Director Restricted Stock Awards are Made. A Non-Employee Director elected to the Board after the annual Non-Employee Director Restricted Stock Awards described in Rule 1 are made shall receive a prorated annual Award of Restricted Stock (rounded up to the nearest whole share) for the portion of the Board service year (the period between dates of Annual Meetings of Stockholders) during which he or she is elected. The amount of such award shall be determined by dividing (a) the dollar amount in effect under Rule 2 for the immediately preceding annual Non-Employee Director Restricted Stock Awards under Rule 1, by (b) the Fair Market Value of the Stock on the date of such Non-Employee Director’s election, and (c) multiplying the resulting amount by the “Service Fraction.” The Service Fraction shall mean the fraction resulting from dividing (i) the nearest number of whole months that are expected to elapse between the date of such Non-Employee Director’s election and the next Annual Meeting of Stockholders, by (ii) the nearest number of whole months that are expected to elapse between the immediately preceding Annual Meeting of Stockholders and the next Annual Meeting of Stockholders. A Non-Employee

Director who is elected to the Board after the annual Non-Employee Director Restricted Stock Awards described in Rule 1 are made, but before the start of the Board service year to which such Restricted Stock Awards relate, shall also receive the full annual Restricted Stock Award for such upcoming Board service year, calculated by dividing (a) the dollar amount in effect under Rule 2 for such upcoming Board service year, by (b) the Fair Market Value of the Stock on the date of such Non-Employee Director’s election. The effective date of any such award shall be the date of such Non-Employee Director’s election.
7.
Voluntary Deferrals. A Non-Employee Director may elect to receive Restricted Units in lieu of all or a portion of compensation otherwise payable in cash for a Board service year, including the annual Board cash retainer, any Board committee chair cash retainer, and Board and committee meeting fees earned in conjunction with service on the Board. Such election, along with the election as to when the Restricted Units are to be distributed, shall be made in the calendar year before the start of the applicable Board service year, and shall be irrevocable as of the end of such calendar year. The available elections as to when the Restricted Units are to be distributed shall be the same as are then in effect under The Hartford Deferred Compensation Plan. Any such Restricted Units shall be credited to the Non-Employee Director as of the last trading day of the calendar quarter in which the amount would otherwise have been payable to the director in cash. The number of Restricted Units credited shall be determined by dividing that dollar amount by the Fair Market Value of the Stock on the last trading date of the calendar quarter. During the Restriction Period, dividend equivalents will be reinvested in Restricted Units. Any Restricted Units credited as a dividend equivalent (including any dividend equivalents credited on Restricted Units that were previously credited as dividend equivalents) shall be payable to a Non-Employee Director at the same time and subject to the same conditions as are applicable to the Restricted Units in respect of which such dividend equivalents were credited.

8.
Election to Receive Stock in Lieu of Annual Cash Retainer. A Non-Employee Director may elect to receive unrestricted Stock in lieu of all or a portion of the annual Board cash retainer for a Board service year. Such election shall be made prior to the start of the applicable Board service year. Any such unrestricted Stock shall be transferred to the Non-Employee Director as of the first trading day of the trading window next following the start of the applicable Board service year. The number of shares of Stock transferred shall be determined by dividing the elected dollar amount of the annual Board cash retainer by the Fair Market Value of the Stock on the first day of the applicable trading window.